BROADRIDGE CORPORATE ISSUER SOLUTIONS
C/O LIBERTY EXPEDIA HOLDINGS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., New York City time, on July 25, 2019. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., New York City time, on July 25, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E81892-S87951 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

LIBERTY EXPEDIA HOLDINGS, INC.

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

	For	Against	Abstain
1. A proposal to approve the adoption of the Agreement and Plan of Merger, dated April 15, 2019, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of June 5, 2019 (as may be amended from time to time, the "merger agreement"), by and among Expedia Group, Inc. ("Expedia Group"), LEMS I LLC ("Merger LLC"), LEMS II Inc. ("Merger Sub") and Liberty Expedia Holdings, Inc. ("Liberty Expedia"), pursuant to which Merger Sub will merge with and into Liberty Expedia (the "first merger") and immediately thereafter, Liberty Expedia as the surviving corporation of the first merger will merge with and into Merger LLC, with Merger LLC surviving as the surviving company (together with the first merger, the "mergers").	☐	☐	☐
2. A proposal to approve, by advisory (non-binding) vote, certain compensation that may be paid or become payable to the named executive officers of Liberty Expedia in connection with the completion of the mergers.	☐	☐	☐
3. A proposal to approve the adjournment of the Liberty Expedia special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger agreement, if there are insufficient votes at the time of such adjournment to approve such proposal.	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

▲ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▲ E81893-S87951

Proxy — LIBERTY EXPEDIA HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SPECIAL MEETING OF STOCKHOLDERS
JULY 26, 2019

The undersigned hereby appoint(s) Richard N. Baer and Wade D. Haufschild, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A common stock and/or Series B common stock held by the undersigned at the Special Meeting of Stockholders to be held at 8:00 a.m., local time, on July 26, 2019, at the corporate offices of Liberty Expedia Holdings, Inc., 12300 Liberty Boulevard, Englewood, Colorado 80112 and any adjournment or postponement thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE